UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 26, 2009, the Board of Directors of Cornell Companies, Inc. (“Company”) approved the following changes with respect to the compensation of its named executive officers (“NEO’s”):

1.    Base Salaries.  As of April 1, 2009, the base salaries set forth below shall be effective for John Nieser, Senior Vice President, Chief Financial Officer & Treasurer and Pat Perrin, Senior Vice President, Chief Administrative Officer.  There was no change to the base salary for James E. Hyman, Chairman, President & Chief Executive Officer.

a.                 Mr. Nieser - $260,000.

b.                Mr. Perrin – $215,000.

2.    Cash Incentive Compensation (ICP) Opportunity.  For 2009, the amounts described below for the respective NEO’s were set as their respective ICP opportunities - there was no change from the 2008 ICP opportunity for the NEO’s.

a.                 Mr. Hyman – 100% of base, with 60% being based on financial performance and 40% based upon achievement of operational and personal milestone objectives.

b.                Mr. Nieser - 50% of base, with 65% being based upon financial performance and 35% being based upon achievement of operational and personal milestone objectives.

c.                 Mr. Perrin - 35% of base, with 65% being based upon financial performance and 35% being based upon achievement of operational and personal milestone objectives.

The potential ICP can be increased by up to 200% of the portion of such ICP opportunity related to the Company’s financial performance.  The financial performance will be based upon the Company’s achievement of previously established earnings per share (“EPS”) goals for the fiscal year ending December 31, 2009.    The operational and personal milestone objectives are based upon (i) operations excellence and capital effectiveness in the case of Mr. Hyman, (ii) compliance, financial processes/systems, leadership, cost of capital and return on capital employed in the case of Mr. Nieser, and (iii) efficiency, effectiveness, enterprise continuity, business unit strategy support and leadership in the case of Mr. Perrin.

3.             Equity Awards.  The Board of Directors approved a new form of equity awards to the NEO’s under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), the material terms of which are discussed below.  The new form of equity awards are subject to the terms of the 2006 Plan and individual award agreements to be entered into between the Company and each NEO.  Once the forms of the individual award agreements are finalized, they will be filed as exhibits to a Form 8-K.  The equity awards to the NEO’s will consist of performance-based restricted stock to be granted effective as of April 1, 2009.  The awards are split equally between time-based plus profitability threshold restricted stock awards (“Time-Based Plus Profitability Shares”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) performance-based restricted stock awards (“EBITDA Based Shares”).

The Time-Based Plus Profitability Shares are based on a net income profitability target for each year during the three year performance period, with shares accumulating in one-third increments upon the achievement of each net income profitability target with respect to a calendar year from 2009 up to and including 2011.  The shares, to the extent accumulated, will vest on April 1, 2012.  Each net income profitability target is specific to a particular year during the performance period.  Thus, if a target is missed for any year during the performance period, there is no opportunity to make up the missed target in subsequent years during the performance period.  If the NEO voluntarily resigns or is terminated with cause prior to the end of the performance period, then accumulated Time-
Based Plus Profitability Shares will be forfeited. If the NEO is terminated without cause prior to the end of the performance period, then accumulated Time-Based Plus Profitability Shares (and a prorated number of Time-Based Plus Profitability Shares for the performance year in which such event occurs) will vest.

The EBITDA Based Shares are subject to achievement of three separate EBITDA targets based upon 2009 EBITDA, with such shares accumulating in one-third increments upon the achievement of each of the EBITDA targets with respect to any calendar year from 2009 up to and including 2011.    The shares, to the extent accumulated, will vest on April 1, 2012.  If the NEO voluntarily resigns or is terminated with cause prior to the end of the performance period, then accumulated EBITDA Based Shares will be forfeited. If the NEO is terminated without cause prior to the end of the performance period, then accumulated EBITDA Based Shares  will vest.

In the event of a Change of Control (as defined in the 2006 Plan) of the Company, all Time-Based Plus Profitability Shares and EBITDA Based Shares vest in full.

The equity awards for the NEO’s are as follows:

a.                 Mr. Hyman – 32,000 Time-Based Plus Profitability Shares and EBITDA Based Shares.

b.              Mr. Nieser – 22,000 Time-Based Plus Profitability Shares and EBITDA Based Shares.

c.               Mr. Perrin – 12,500 Time-Based Plus Profitability Shares and EBITDA Based Shares.

Item 5.05              Amendment to Code of Ethics.

On February 26, 2009, the Board of Directors of the Company approved the reorganization of its corporate governance ethics policies and procedures, including the Policy Governing Business Conduct, to set forth the code of ethics for senior financial officers in one document.  A copy of the separate code of ethics , entitled “Code of Ethics for Senior Financial Officers” is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Code of Ethics for Senior Financial Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: March 4, 2009

	By:	/s/ Cathryn L. Porter
Cathryn L. Porter
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Code of Ethics for Senior Financial Officers